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                            NOTICE OF GUARANTEED DELIVERY
                                         FOR
             TENDER OF ALL OUTSTANDING 14% SENIOR DISCOUNT NOTES DUE 2009
                                 IN EXCHANGE FOR NEW
                     14% SERIES B SENIOR DISCOUNT NOTES DUE 2009
                     REGISTERED UNDER THE SECURITIES ACT OF 1933
                                          OF
                                COMPLETEL EUROPE N.V.

     Registered holders of outstanding 14% Senior Discount Notes due 2009 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 14% Series B Senior Discount Notes due 2009 (the "Exchange Notes") and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank Trust National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering Old Notes" in the Prospectus.

                    THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                         U.S. BANK TRUST NATIONAL ASSOCIATION

                By Mail:                          By Overnight Courier:

  U.S. Bank Trust National Association    U.S. Bank Trust National Association
          180 East Fifth Street                   180 East Fifth Street
           St. Paul, MN 55101                      St. Paul, MN 55101
    Attn:  Specialized Finance Dept.        Attn:  Specialized Finance Dept.


                                       By Hand:

                         U.S. Bank Trust National Association
                              4th Floor Bond Drop Window
                                180 East Fifth Street
                                  St. Paul, MN 55101

                              By Facsimile Transmission
                          (for Eligible Institutions only):
                                    (651) 244-1537
                      Attention:  Specialized Finance Department

                                Confirm by Telephone:
                                    (651) 244-5011

                                For Information Call:
                                    (651) 244-5011

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

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     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentleman:

     The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ______________ of CompleTel Europe, N.V. (the "Prospectus"), receipt of which is hereby acknowledged.

                          DESCRIPTION OF SECURITIES TENDERED

NAME AND ADDRESS OF
REGISTERED HOLDER AS IT
APPEARS ON THE 14%
SENIOR DISCOUNT NOTES DUE
2009 ("OLD
NOTES")_________________________________________________________________________
                                    (PLEASE PRINT)

CERTIFICATE NUMBER(S)
OF OLD
NOTES
TENDERED________________________________________________________________________

AGGREGATE PRINCIPAL
AMOUNT REPRESENTED
BY OLD NOTES____________________________________________________________________

PRINCIPAL AMOUNT
OF OLD NOTES
TENDERED _______________________________________________________________________

                      THE FOLLOWING GUARANTEE MUST BE COMPLETED

                                GUARANTEE OF DELIVERY

                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five trading days on the Nasdaq Stock Market's National Market after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: __________________________
                                             ___________________________________
                                                   (Authorized signature)
Address: _______________________________
         _______________________________     Name: _____________________________

                              (Zip Code)
                                             Title: ____________________________
                                                       (please type or print)
Area Code and Telephone Number: ________

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                                             Date: _____________________________

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     NOTE:  DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  OLD
NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.